UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2026

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1000 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UTHR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Update on Litigation with Liquidia Technologies, Inc.

On October 13, 2026, United Therapeutics Corporation (UT) entered into a Settlement Agreement (the Settlement Agreement) with Liquidia Technologies, Inc. (Liquidia) that provides for the resolution of pending litigation between the parties, as noted below:

•	UT v. Liquidia, a case filed by UT in the U.S. District Court for the District of Delaware, alleging that Liquidia’s Yutrepia® product infringes UT’s U.S. Patent No. 11,826,327 (the ’327 patent), which expires February 3, 2042, and covers improving exercise capacity in patients suffering from pulmonary hypertension associated with interstitial lung disease (PH-ILD) by inhaling treprostinil at specific doses. On September 30, 2026, the District Court held Liquidia liable for infringement of claims 1 and 14 of the ’327 patent and found that Liquidia failed to prove that those claims are invalid.

•	UT v. Liquidia, a case filed in the U.S. District Court for the Middle District of North Carolina, alleging that Liquidia’s Yutrepia product infringes UT’s U.S. Patent No. 11,357,782 (the ’782 patent), which expires May 14, 2027, and has claims directed to the treatment of pulmonary hypertension by administering a powder formulation of treprostinil via oral inhalation with a dry powder inhaler.

•	Liquidia v. UT, a case also filed in the U.S. District Court for the Middle District of North Carolina, alleging that UT’s product, Tyvaso DPI®, infringes Liquidia’s U.S. Patent No. 10,898,494 (the ’494 patent), which expires May 5, 2037, and has claims directed to the treatment of pulmonary hypertension by administering specified amounts of treprostinil via a dry powder inhaler in a specified number of breaths.

•	Trade Secrets Litigation, consisting of two separate cases brought by UT in North Carolina state court against Liquidia and a former Liquidia executive, Dr. Robert Roscigno, alleging the theft of UT’s trade secrets and breach of Dr. Roscigno’s employment agreement with UT.

Under the Settlement Agreement, the parties have agreed to seek dismissal with prejudice of all of the foregoing actions within ten days after UT receives the $185 million payment described below (except that UT may continue to pursue its trade secrets claims against Dr. Roscigno). The parties have also agreed to releases that become effective upon UT’s receipt of the $185 million payment from Liquidia and Liquidia’s receipt of the $10.0 million payment from UT, each described below, receipt by UT of a Liquidia officer’s declaration confirming cessation of marketing, promotion, distribution, sales, and offers for sale of Yutrepia bearing the PH-ILD indication following regulatory approval of the label amendment, and dismissal of the covered proceedings. Key terms of the Settlement Agreement include the following:

•	Liquidia will pay to UT an aggregate of $330.4 million, consisting of: (a) $185 million, representing an estimate of damages for past sales of Yutrepia for PH-ILD, to be paid within 30 business days of the Settlement Agreement; and (b) $145.4 million, representing an agreed estimate of damages for continuing sales of Yutrepia to PH-ILD patients after execution of the Settlement Agreement, payable in two equal installments of $72.7 million each on or before February 1, 2027 and April 30, 2027.

•	Liquidia has agreed to immediately file with the U.S. Food and Drug Administration (FDA) an amendment to its new drug application for Yutrepia to remove the PH-ILD indication and references to PH-ILD from the product’s labeling, and to diligently and urgently pursue FDA approval of that amendment. Pending FDA approval of the label amendment, Liquidia may continue to sell Yutrepia under its current labeling subject to the Settlement Agreement, but must immediately cease, desist, and terminate all activities related to the marketing, advertising, promotion, proactive medical education, and detailing of Yutrepia for the treatment of PH-ILD. Upon FDA approval of the label amendment, Liquidia must immediately cease all sales of Yutrepia bearing the PH-ILD indication.

•	Going forward, Liquidia agrees that it will only market, detail, and promote Yutrepia to health care practitioners who, to Liquidia’s knowledge, treat patients with pulmonary arterial hypertension (PAH). Liquidia must send letters to healthcare practitioners advising that PH-ILD patients prescribed Yutrepia should be transitioned to an alternative therapy and to specified payers requesting immediate denial of prior authorization requests for Yutrepia for PH-ILD, and must instruct its salesforce to no longer use marketing and detailing information containing any reference to PH-ILD or the INCREASE study. With immediate effect, Liquidia must include a mandatory certification with a checkbox that must be completed on any referral form, voucher application, prescription, or similar document for Yutrepia certifying that the patient has Group 1 PAH (or, in the future, any additional indication for which Yutrepia has received FDA approval), and require healthcare practitioners to certify the accuracy of the form. Liquidia must also send letters to all pharmacies carrying Yutrepia instructing them to include the mandatory Group 1 PAH certification on their own referral forms and to obtain verbal attestations from healthcare practitioners for pending referrals on old forms or forms lacking the certification. Liquidia must also terminate cohorts of its ASCENT clinical trial of Yutrepia that are studying PH-ILD as promptly as practicable, cease and desist from publishing any new data, and cease and desist disseminating already-published data, from cohorts of the ASCENT trial that are studying PH-ILD until after the expiration of the ’327 patent.

•	The parties have also agreed to certain covenants not to sue each other, and not to challenge certain of each other’s patents.

Unless earlier terminated, the Settlement Agreement expires on the later of (a) the expiration of the last applicable UT patent containing a valid claim directed to PH-ILD; and (b) the expiration of the last valid claim of the applicable Liquidia patents. The applicable patents include the ’327 and ’782 patents for UT and the ’494 patent for Liquidia, together with the related patents and patent applications specified in the Settlement Agreement. The labeling, promotional, and patent-challenge obligations described above expire on the earlier of the end of the term and the expiration of the last applicable UT patent containing a valid claim directed to PH-ILD.

Update on Litigation with RareGen, LLC and Sandoz Inc.

As previously disclosed, UT is a party to litigation initiated by RareGen, LLC (now known as Liquidia PAH, LLC, a subsidiary of Liquidia Corporation) (RareGen) and Sandoz Inc. (Sandoz), alleging that UT engaged in anticompetitive conduct in connection with plaintiffs’ efforts to launch their generic version of Remodulin®. The complaint was filed with the U.S. District Court for the District of New Jersey, and included federal antitrust claims, claims under state competition laws, common law tortious interference with contract, and a claim that UT breached its patent settlement agreement with Sandoz. In 2022, the District Court granted summary judgment in UT’s favor with respect to all claims except for the breach of contract claim, which the District Court decided in Sandoz’s favor. The question of damages for the breach of contract claim went to trial, and the District Court awarded Sandoz damages of $61.6 million, plus pre-judgment and post-judgment interest. All parties appealed the decision to the U.S. Court of Appeals for the Third Circuit.

On October 7, 2026, the Third Circuit entered a decision (a) affirming the grant of summary judgment in UT’s favor on the antitrust and state unfair competition claims, recognizing UT’s procompetitive justifications; (b) reversing the grant of summary judgment in Sandoz’s favor as to liability on its breach of contract claim, vacating the November 1, 2024 judgment and damages award, and remanding the claim for further proceedings; and (c) reversing the grant of summary judgment in UT’s favor on the tortious interference claim, and remanding that claim for further proceedings.

As part of the Settlement Agreement discussed above, Liquidia and UT agreed to provide for settlement of all claims in this litigation in exchange for a $10.0 million payment by UT to Liquidia, payable within 30 business days after execution of the Settlement Agreement. Liquidia has agreed to obtain any necessary third-party approvals and consents, including from Sandoz, to secure dismissal of the litigation.

For a further description of the matters being settled, please refer to Note 12—Litigation, to UT’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on August 5, 2026.

The foregoing descriptions of the Settlement Agreement are qualified in their entirety by the full text of the Settlement Agreement, a copy of which is filed herewith as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated implementation of the Settlement Agreement, receipt and timing of settlement payments, removal of the PH-ILD indication from Yutrepia’s labeling, effectiveness of the releases, and dismissals of the covered litigation matters. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual outcomes to differ materially, including Liquidia’s ability to make the required payments and otherwise perform its obligations; the timing and outcome of FDA review of the labeling amendment; obtaining any consent or other action required from Sandoz to settle and dismiss its claims in the RareGen/Sandoz litigation, and any other necessary third-party approvals and consents; the timing and outcome of court proceedings; and disputes concerning the interpretation, enforceability or performance of the Settlement Agreement. Additional risks and uncertainties are described under “Risk Factors” in UT’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this report, and UT undertakes no obligation to update them, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	Settlement Agreement dated October 13, 2026
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: October 14, 2026	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

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